UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2010 (December 18, 2010)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza
Suite 600
Houston, TX		77046
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     BORCO Sale and Purchase Agreement
     On December 18, 2010, Buckeye Atlantic Holdings LLC (“Buckeye”), a wholly owned subsidiary of Buckeye Partners L.P. (the “Partnership”), entered into a Sale and Purchase Agreement (the “BORCO Sale and Purchase Agreement”) with affiliates of First Reserve Corporation (“First Reserve”), pursuant to which Buckeye agreed to acquire (the “BORCO Acquisition”) all of First Reserve’s indirect 80% interest in FR Borco Coop Holdings, L.P. (“FRBCH”), the indirect owner of Bahamas Oil Refining Company International Limited (“BORCO”), for a base purchase price of approximately $1.36 billion less (i) 80% of net indebtedness outstanding as of September 30, 2010, or $223.5 million, and (ii) estimated Bahamian transfer taxes payable in connection with the transaction of $70.0 million. The base purchase price is subject to further adjustment at closing as provided in the BORCO Sale and Purchase Agreement. The final purchase price is payable in a combination of cash and $400 million of newly issued Class B Units and LP Units of the Partnership, as described below under “—Unit Purchase Agreements—First Reserve Unit Purchase Agreement.” In connection with the closing, Buckeye intends to payoff of all outstanding indebtedness of BORCO ($279.3 million as of September 30. 2010), which payoff will be funded by cash on hand and/or Buckeye’s contribution to the capital of FRBCH of an amount equal to such indebtedness, subject to Vopak’s exercise of its preemptive rights to contribute its pro rata portion. The amount of estimated transfer taxes will be escrowed in order to fund the payment of such taxes.
     BORCO owns and operates an independent storage terminal with both land and marine operations for crude oil, fuel oil and clean petroleum products in Freeport, Grand Bahama, The Bahamas (the “BORCO Terminal Business”). Pursuant to the terms of a unitholders and operating agreement (the “Unitholders Agreement”), Vopak Bahamas B.V. (“Vopak”), which owns the remaining 20% interest in FRBCH, currently serves as BORCO’s operator. Under the Unitholders Agreement, Vopak has the right to sell its 20% interest to Buckeye at the same proportionate price and on the same terms and conditions as First Reserve, including the same form of consideration (cash and equity). Vopak may exercise this right at any time through January 9, 2011 (the “Tag Right”). The Partnership expects that a sale by Vopak, if any, would close simultaneously with the sale by First Reserve.
     Under the BORCO Sale and Purchase Agreement, until the fifth anniversary of closing, First Reserve will indemnify Buckeye for breaches of First Reserve’s obligations to pay certain fees, transfer taxes and expenses and for certain breaches of representations and warranties of First Reserve.
     The BORCO Sale and Purchase Agreement contains certain customary representations and warranties and covenants, but does not provide any indemnities other than those described above. Consummation of the BORCO Acquisition is subject to customary closing conditions, including obtaining the approvals of certain Bahamian regulatory authorities. There can be no assurance that these closing conditions will be satisfied. The Partnership expects to close the BORCO Acquisition in the first quarter of 2011.
     Unit Purchase Agreements
     First Reserve Unit Purchase Agreement. On December 18, 2010, the Partnership entered into a Unit Purchase Agreement (the “First Reserve Unit Purchase Agreement”) with First Reserve pursuant to which First Reserve has agreed to accept $250 million worth of Class B units representing limited partnership interests of the Partnership (“Class B Units”) and $150 million worth of the Partnership’s limited partnership units (“LP Units”) as partial consideration for the BORCO Acquisition. The negotiated purchase value for each Class B Unit is $57.04 per unit, which will result in a total of 4,382,889 Class B Units being issued to First Reserve. The negotiated purchase value for each LP Unit is $60.40 per unit (“LP Unit Price”), which will result in a total of 2,483,444 LP Units being issued to First Reserve. If the closing of the private placement is after the record date for the Partnership’s fourth quarter 2010 distribution in respect of its LP Units, the price per unit for each Class B Unit and each LP Unit will be reduced by such distribution, but the total dollar value of Class B Units and LP Units will remain $250 million and $150 million, respectively, and the number of units issued will be increased accordingly. The private placement of the Class B Units and LP Units pursuant to the First Reserve Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
     The closing of the private placement is subject to certain conditions including (i) the closing of the BORCO Acquisition, (ii) the amendment to the Partnership’s agreement of limited partnership to establish the terms of the Class B Units and (iii) NYSE approval for listing of the issued LP Units and the LP Units to be issued upon conversion of the Class B Units.
     Pursuant to the First Reserve Unit Purchase Agreement, the Partnership has agreed to indemnify First Reserve and its officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein. The First Reserve Unit Purchase Agreement will terminate automatically if the BORCO Sale and Purchase Agreement is terminated.
     The Class B Units will represent a separate class of the Partnership’s limited partnership interests. The Class B Units will share equally with the LP Units (i) with respect to the payment of distributions and (ii) in the event of a liquidation of the Partnership. The Partnership has the option to pay distributions on the Class B Units with cash or by issuing additional Class B Units, with the number of Class B Units issued based upon the volume-weighted average price of the LP Units for the 10 trading days immediately preceding the date the distributions are declared, less a discount of 15%. The Class B Units will convert into LP Units on a one-for-one basis on the earlier of (a) the date on which at least 4 million barrels of incremental storage capacity are placed in-service by BORCO and (b) the third anniversary of the closing of the BORCO Acquisition.
     The Class B Units will have the same voting rights as if they were outstanding LP Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law.
     LP Unit Purchase Agreement. On December 18, 2010, the Partnership entered into an LP Unit purchase agreement (the “LP Unit Purchase Agreement”) with purchasers named therein (the “LP Unit Purchasers”) to sell 5,794,725 LP Units in a private placement. The negotiated purchase price for the LP Units is $60.40 per unit, resulting in a total purchase price of $350 million. If the closing of the private placement is after the record date for the Partnership’s fourth quarter 2010 distribution in respect of its LP Units, the price per LP Unit will be reduced by such distribution, but the total purchase price will remain $350 million, and the number of LP units issued will be increased accordingly. The Partnership intends to use the net proceeds from the private placement to fund a portion of the purchase price for the BORCO Acquisition. The private placement of the LP Units pursuant to the LP Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
     The closing of the private placement is subject to certain conditions including (i) the closing of the BORCO Acquisition, (ii) that the purchase price for the indirect 80% interest in BORCO will not exceed $1.4 billion, (iii) the receipt of, or binding commitments to which all conditions precedent to funding have been satisfied or waived for the receipt of, equity funding of not less than $750 million (including equity to be issued pursuant to the First Reserve Unit Purchase Agreement and the PIPE Unit Purchase Agreements, as defined below) and (iv) NYSE approval for listing of the issued LP Units.
     Pursuant to the LP Unit Purchase Agreement, the Partnership has agreed to indemnify the LP Unit Purchasers and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein. The LP Unit Purchase Agreement will terminate automatically if the closing does not occur on or before April 18, 2011 or if the BORCO Sale and Purchase Agreement is terminated.
     Class B Unit Purchase Agreement. On December 18, 2010, the Partnership entered into a Class B Unit purchase agreement (the “Class B Unit Purchase Agreement” and together with the LP Unit Purchase Agreements, the “PIPE Unit Purchase Agreements”) with purchasers named therein (the “Class B Unit Purchasers”) to sell 1,314,870 Class B Units in a private placement. The negotiated purchase price for the Class B Units is $57.04 per unit, resulting in a total purchase price of $75 million. If the closing of the private placement is after the record date for the Partnership’s fourth quarter 2010 distribution in respect of its LP Units, the price per Class B Unit will be reduced by such distribution, but the total purchase price will remain $75 million, and the number of Class B Units issued will be increased accordingly. The Partnership intends to use the net proceeds from the private placement to fund a portion of the purchase price for the BORCO Acquisition. The private placement of the Class B Units pursuant to the Class B Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
     The closing of the private placement is subject to certain conditions including (i) the closing of the BORCO Acquisition, (ii) that the purchase price for the indirect 80% interest in BORCO will not exceed $1.4 billion, (iii) the receipt of, or binding commitments to which all conditions precedent to funding have been satisfied or waived for the receipt of, equity funding of not less than $750 million (including equity to be issued pursuant to the First Reserve Unit Purchase Agreement and the PIPE Unit Purchase Agreements), (iv) the amendment to the Partnership’s agreement of limited partnership to establish the terms of the Class B Units and (v) NYSE approval for listing of the LP Units to be issued upon conversion of the Class B Units.
     Pursuant to the Class B Unit Purchase Agreement, the Partnership agreed to indemnify the Class B Unit Purchasers and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein. The Class B Unit Purchase Agreement will terminate automatically if the closing does not occur on or before April 18, 2011 or if the BORCO Sale and Purchase Agreement is terminated.
     See “—First Reserve Unit Purchase Agreement” for a description of the Class B Units.
     Registration Rights Agreements
     Class B Unit Registration Rights Agreement. In connection with the First Reserve Unit Purchase Agreement and the Class B Unit Purchase Agreement, the Partnership entered into a registration rights agreement (the “Class B Unit Registration Rights Agreement”) dated December 18, 2010 with First Reserve and the Class B Unit Purchasers. Pursuant to the Class B Unit Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register (i) the Class B Units and the LP Units issued pursuant to the First Reserve Unit Purchase Agreement and the Class B Unit Purchase Agreement, (ii) the LP units issuable upon conversion of the Class B Units issued, (iii) any Class B Units issued in respect of the Class B Units as a distribution in kind in lieu of cash distributions and (iv) any LP Units issued as liquidated damages under the Class B Unit Registration Rights Agreement, as soon as practicable, and use its commercially reasonable efforts to cause the registration statement to become effective within 180 days of the closing of the private placements. In addition, the Class B Unit Registration Rights Agreement grants piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Class B Unit holders and, in certain circumstances, to third parties.
     If the shelf registration statement is not effective within 180 days of the closing date of the private placement, then the Partnership must pay liquidated damages of 0.25% of the product of the LP Unit Price times the number of Class B Units and LP Units issued pursuant to the First Reserve Unit Purchase Agreement and the Class B Unit Purchase Agreement, as the case may be, and that may not be disposed of pursuant to any section of Rule 144 of the Securities Act of 1933 (the “Class B Unit Liquidated Damages Multiplier”) per 30-day period for the first 60 days following the 180th day. This amount will increase by an additional 0.25% of the Class B Unit Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the Class B Unit Liquidated Damages Multiplier per 30-day period. The aggregate amount of liquidated damages the Partnership must pay will not exceed 5.0% of the Class B Unit Liquidated Damages Multiplier. Liquidated damages may be paid in cash or LP Units.
     LP Unit Registration Rights Agreement. In connection with the LP Unit Purchase Agreement, the Partnership entered into a registration rights agreement (the “LP Unit Registration Rights Agreement”) dated December 18, 2010 with the LP Unit Purchasers. Pursuant to the LP Unit Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register (i) the LP Units issued pursuant to the LP Unit Purchase Agreement and (ii) any LP Units issued as liquidated damages under the LP Unit Registration Rights

Agreement, as soon as practicable, and use its commercially reasonable efforts to cause the registration statement to become effective within 90 days of the closing of the private placement. In addition, the LP Unit Registration Rights Agreement gives the LP Unit Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the LP Unit Purchasers and, in certain circumstances, to third parties.
     If the shelf registration statement is not effective within 90 days of the closing of the private placement, then the Partnership must pay the Purchasers liquidated damages of 0.25% of the product of the LP Unit Price times the number of LP Units issued pursuant to the LP Unit Purchase Agreement and that may not be disposed of pursuant to any section of Rule 144 of the Securities Act of 1933 (the “LP Unit Liquidated Damages Multiplier”) per 30-day period for the first 60 days following the 90th day. This amount will increase by an additional 0.25% of the LP Unit Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the LP Unit Liquidated Damages Multiplier per 30-day period. Liquidated damages may be paid in cash or LP Units.
     Bridge Commitment
     In connection with the proposed BORCO Acquisition, the Partnership obtained a commitment from Barclays Bank and SunTrust Bank for senior unsecured bridge loans in an aggregate amount up to $595 million (or up to $775 million in the event Buckeye purchases both First Reserve’s 80% interest and Vopak’s 20% interest in FRBCH) (the “Bridge Loans”). The commitment will expire upon the earliest to occur of (i) the Termination Date as defined in the BORCO Sale and Purchase Agreement (as the same may be extended thereunder), (ii) the consummation of the BORCO Acquisition, (iii) the termination of the BORCO Sale and Purchase Agreement or (iv) 120 days after December 18, 2010.
     Credit Agreement Amendment
     On December 18, 2010, in connection with and in order to facilitate the transactions described herein and the business operations of the Partnership and its subsidiaries going forward, the Partnership, certain subsidiaries of the Partnership, the several banks and other financial institutions party thereto (collectively, the “Consenting Lenders”) and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”) entered into the Eighth Amendment (the “Credit Agreement Amendment”) to that certain Credit Agreement by and among the Partnership, the Consenting Lenders (together with the other banks and financial institutions party thereto, the “Lenders”) and the Administrative Agent, dated as of November 13, 2006 (as amended, supplemented and modified, the “Credit Agreement”).
     The Credit Agreement Amendment amended the Credit Agreement to, among other matters:
•	permit the restrictions on certain of the acquired entities’ equity interests set forth in the Unitholders Agreement;

•	amend the funded debt ratio covenant to exclude from the calculation of funded debt the principal amount of any senior notes to be issued to finance a portion of the BORCO Acquisition (so long as 100% of the net proceeds of such notes are held by the Partnership in cash or certain other short term investments and are only subject to certain types of liens) until the earliest of (a) repayment in full of such notes, (b) consummation of the BORCO Acquisition or (c) 120 days after the initial issuance of such notes; and

•	amend the calculation of consolidated net income so that the consolidated net income attributable to certain of the Bahamian entities to be acquired will not be excluded from consolidated net income solely by virtue of the requirement under Bahamian law that such entity obtain government approval to make distributions (such consolidated net income may be excluded in certain circumstances if such distributions are actually disapproved, as further described in the Credit Agreement Amendment).
     The amendments related to the calculation of the funded debt ratio covenant and other minor amendments contemplated by the Credit Agreement Amendment became effective on December 18, 2010. The remaining portions of the Credit Agreement Amendment will become effective upon consummation of the BORCO Acquisition.
     The disclosure contained in this Item 1.01 does not purport to be a complete description of the BORCO Sale and Purchase Agreement, the First Reserve Unit Purchase Agreement, the LP Unit Purchase Agreement, the Class B Unit Purchase Agreement, the Class B Unit Registration Rights Agreement, the LP Unit Registration Rights Agreement or the Credit Agreement Amendment and, in each case, is qualified in its entirety by reference to the BORCO Sale and Purchase Agreement, the First Reserve Unit Purchase Agreement, the LP Unit Purchase Agreement, the Class B Unit Purchase Agreement, the Class B Unit Registration Rights Agreement, the LP Unit Registration Rights Agreement and the Credit Agreement Amendment, as applicable, which are filed as Exhibits 2.01, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, hereto and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01. above under the heading “Unit Purchase Agreements” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
     On December 20, 2010 the Partnership issued a press release announcing the BORCO Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 8.01.	Other Events.
     BORCO Acquisition
     References in this Item 8.01. to “we”, “our”, “us” or like terms refer to the Partnership and its subsidiaries.
     Substantially all of the information presented below regarding the BORCO Terminal Business is based on information provided to us by First Reserve in connection with our acquisition of the BORCO Terminal Business.
     Description of the BORCO Terminal Business. The BORCO Terminal Business is comprised of a fully integrated terminalling business and offers customers storage, berthing, heating, transshipment, blending, treating, bunkering and other ancillary services. The facility is located along the Northwest Providence Channel of The Grand Bahama Island.
     The BORCO Terminal Business includes 80 aboveground storage tanks ranging in capacity from 5,000 to 500,000 barrels with a total installed capacity of 21.6 million barrels. Presently 66 of the 80 tanks are available to serve third parties, as 14 of the tanks (representing only 0.2 million barrels) are dedicated for BORCO’s own use. Of the 66 tanks available to serve third parties, 10 are currently used for the storage of crude oil, 43 for the storage of fuel oil, and 13 for the storage of clean petroleum products, such as gasoline and certain distillates. Six of the crude oil tanks can be converted to fuel oil service and vice versa. BORCO is prepared to undertake a significant expansion project, which we expect will be phased in over the next two to three years and will add approximately 7.5 million barrels of petroleum product storage, increasing total storage capacity to more than 29 million barrels. The new tankage will be constructed with the flexibility to store fuel oil,clean petroleum products such as gasoline or diesel, or crude oil. The facility site also has additional unused land available for future expansions, with room to install approximately 13 million barrels of incremental storage capacity, and there is an opportunity to optimize the configuration of a portion of the existing tank area to add approximately 3 million barrels of incremental storage capacity. All together, the total facility storage capacity would be 45 million barrels.

     The existing marine infrastructure of the BORCO Terminal Business consists of three deep-water jetties. The jetties are situated in water depths ranging from approximately 42 feet to 100 feet and are approximately 3,000 feet to 4,000 feet from shoreline. After completion of an ongoing refurbishment project on one of the jetties, which is expected to occur in the second half of 2011, the three jetties will provide six deep-water berths that serve as the access points to the storage facilities and are capable of handling vessels over a range of deadweight tonnage (“DWT”), from a minimum of 20,000 DWT to a maximum of 500,000 DWT, including both Very Large Crude Carriers (VLCCs) and Ultra Large Crude Carriers (ULCCs).
     The BORCO Terminal Business also includes an inland dock with an approximately 650-foot berth located in Freeport Harbor. BORCO currently leases the inland dock from the Freeport Harbor Company under a long-term agreement. The inland dock is in the process of being upgraded, which will include the build-out of a new berth. Upon completion, the inland dock will include two berths capable of handling Panamax vessels of up to an 80,000 DWT. Completion of the upgrade of the inland dock is expected to occur next year. Upon completion of the jetty refurbishment and inland dock renovation projects, the BORCO Terminal Business will have a total of eight berths.
     Ancillary services provided by BORCO facilitate customer activities within the tank farm and at the jetties. Onshore activities include heating, blending, and treating of petroleum products. To maintain proper viscosity, 24 of the fuel oil tanks are equipped with heating coil systems. The remaining fuel oil tanks can be heated via external exchangers. Five crude oil tanks can be heated. BORCO’s in-tank blending process uses either an air sparging or a liquid blending process depending on the products being mixed. BORCO regularly premixes certain common fuel blends that meet international standards. BORCO currently uses three tanks for storing pre-blended fuel. All other blends are mixed on an as-requested basis. BORCO offers complete berthing services to vessels loading and unloading at the facility, including piloting, vessel mooring (line handling), tug services and tendering services. Currently, BORCO has it own licensed marine pilots on staff. In addition, BORCO leases four tugs for berthing and discharging services. BORCO also owns three launch vessels used to transport personnel to and from its deep-water jetties. In addition to berthing, offshore services include transshipment and bunkering. Transshipment services allow customers to transfer cargo directly from one ship to another across the jetties, expediting product movements. Bunkering, the supplying of vessels with fuel, is done primarily by barge while the vessel is anchored offshore or via pipeline when the vessel is berthed at one of the jetties.
     The BORCO Terminal Business includes a non-union workforce and currently consists of approximately 230 full-time employees and part-time contractors.
     Vopak manages the BORCO Terminal Business pursuant to a management agreement that is terminable by us on April 29, 2013 or each successive two year anniversary of such date.
     Acquisition Financing. We expect to finance the BORCO Acquisition through a combination of debt and equity issuances, including private placements of Class B Units and LP Units. If we are unable to consummate our private placements of Class B Units and LP Units or issuance of term indebtedness and/or we elect not to fund a portion of the purchase price with cash on hand or borrowings under our revolving credit facility, we would expect to fund a portion of the purchase price with the Bridge Loans and we would be required to find alternate sources of financing, including sales of assets, for the balance of such purchase price. If Vopak exercises its right to sell its 20% interest in FRBCH on the same terms, we expect to finance the Vopak purchase price with a combination of debt and equity, including LP Units and Class B Units placed with Vopak in an amount proportionate to the equity that will be issued to First Reserve.
     Risk Factors.
     Our pending acquisition of BORCO may not be consummated.
     Our pending acquisition of BORCO is expected to close in the first quarter of 2011 and is subject to customary closing conditions and regulatory approvals. If these conditions and regulatory approvals are not satisfied or waived, the acquisition will not be consummated. If the closing of the acquisition is substantially delayed or does not occur at all, or if the terms of the acquisition are required to be modified substantially due to regulatory concerns, we may not realize the anticipated benefits of the acquisition fully or at all. Certain of the conditions remaining to be satisfied include:

•	approval from certain Bahamian regulatory authorities;

•	the continued accuracy of the representations and warranties contained in the BORCO Sale and Purchase Agreement;

•	the performance by each party of its obligations under the BORCO Sale and Purchase Agreement; and

•	the absence of any injunction, decree or other order from any governmental authority enjoining or prohibiting, or of any law being enacted which would prohibit, the consummation of the transactions contemplated in the BORCO Sale and Purchase Agreement.
     In addition, the BORCO Sale and Purchase Agreement may be terminated by mutual agreement of the parties or by either First Reserve or Buckeye (i) if the acquisition has not closed on or before February 15, 2011(the “Termination Date”) (subject to a 45 day extension by either party if the Bahamian regulatory approvals have not then been obtained or certain other conditions have not been satisfied), (ii) if the other has breached its obligations under the BORCO Sale and Purchase Agreement, which breaches have not been cured in 30 days, (iii) if any order permanently prohibiting the consummation of the transactions contemplated thereby has become final and non-appealable or (iv) if we have not received certain financial information from First Reserve by December 31, 2010. The Bridge Loans commitment expires upon the earliest to occur of (i) the Termination Date (as the same may be extended), (ii) the consummation of the BORCO Acquisition, (iii) the termination of the BORCO Sale and Purchase Agreement or (iv) 120 days after December 18, 2010.
The closing of the BORCO Acquisition is not subject to a financing condition and the Bridge Loans do not backstop the equity portion of the purchase price or our equity commitments.
     The closing of the BORCO Acquisition is not subject to a financing condition. First Reserve’s agreement to take Class B Units and LP Units as partial consideration for the acquisition and the PIPE Unit Purchase Agreements, the proceeds of which are to fund a portion of the BORCO purchase price, are each subject to certain closing conditions. Furthermore, the Bridge Loans commitment does not backstop the equity portion of the purchase price or our equity commitments from the LP Unit Purchasers and the Class B Unit Purchasers and the Bridge Loans would be subject to certain conditions prior to borrowings thereunder. Although obtaining the equity or debt financing is not a condition to the completion of the BORCO Acquisition, our failure to have sufficient funds available to pay the purchase price is likely to result in the failure of the BORCO Acquisition to be completed or could require us to sell assets in order to satisfy our obligations to close.
The representations, warranties, and indemnifications by First Reserve are limited in the BORCO Sale and Purchase Agreement and our diligence into the BORCO Terminal Business has been limited; as a result, the assumptions on which our estimates of future results of the BORCO Terminal Business have been based may prove to be incorrect in a number of material ways, resulting in us not realizing the expected benefits of the BORCO Acquisition.
     The representations and warranties by First Reserve are limited in the BORCO Sale and Purchase Agreement and our diligence into the BORCO Terminal Business has been limited. In addition, the BORCO Sale and Purchase Agreement does not provide any indemnities other than those described above. As a result, the assumptions on which our estimates of future results of the BORCO Terminal Business have been based may prove to be incorrect in a number of material ways, resulting in us not realizing our expected benefits of the BORCO Acquisition, including anticipated increased cash flow.
     We may not be able to achieve our current expansion plans for the BORCO Terminal Business on economically viable terms, if at all. Our current expansion plans include the addition of approximately 7.5 million barrels of flexible petroleum product storage, expected to be phased in over the next two to three years. In connection with this expansion effort, we may encounter difficulties. These risks include the following:
•	unexpected operational events;

•	adverse weather conditions;

•	regulatory hurdles;

•	facility or equipment malfunctions or breakdowns;

•	any rights Vopak may have to block certain decisions relating to our expansion plans;

•	a shortage of skilled labor; and

•	risks associated with subcontractors’ services, supplies, cost escalation and personnel.
Financing the BORCO Acquisition will substantially increase our leverage. We may not be able to obtain debt financing for the acquisition on expected or acceptable terms, which would make the acquisition less accretive.
     We intend to finance the BORCO Acquisition and related fees and expenses with the proceeds of the issuance of debt and equity, including the private placements of Class B Units and LP Units, and, to the extent necessary or desirable, with borrowing under our revolving credit facility, borrowings under the Bridge Loans and/or cash on hand. After completion of the BORCO Acquisition, we expect our total outstanding indebtedness will increase from approximately $1.65 billion as of September 30, 2010 to approximately $2.19 billion. The increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.
     We intend to raise long term debt in advance of closing of the BORCO Acquisition. The assumptions underlying our estimate that the BORCO Acquisition will be accretive to our distributable cash flow per LP Unit includes assumptions about the interest rate we will be able to obtain in connection with such long term debt. We may not be able to obtain debt financing for the acquisition on expected or acceptable terms, which would make the acquisition less accretive.
The acquisition of the BORCO Terminal Business could expose us to additional unknown and contingent liabilities.
     The acquisition of the BORCO Terminal Business could expose us to additional unknown and contingent liabilities. The BORCO facility was constructed between 1968 and 1975 and was initially constructed and designed to operate as a refinery which was permanently shut down in 1985. We have performed a certain level of due diligence in connection with the acquisition of the BORCO Terminal Business and have attempted to verify the representations made by First Reserve, but there may be unknown and contingent liabilities related to the BORCO Terminal Business of which we are unaware. First Reserve has not agreed to indemnify us for losses or claims relating to the operation of the business or otherwise except to the limited extent described above. There is a risk that we could ultimately be liable for unknown obligations relating to the BORCO Terminal Business for which indemnification is not available, which could materially adversely affect our business, results of operations and cash flow.
The BORCO Terminal Business depends on a limited number of customers for substantially all of its revenue, and the loss of any of them could adversely affect our results of operations and cash flow.
     Storage revenue represented approximately 80% of BORCO’s total revenue for the nine months ended September 30, 2010. Currently, BORCO has a limited number of long-term storage customers, consisting of oil majors, energy companies, physical traders and one national oil company. For the nine months ended September 30, 2010, approximately 30% and 69% of the storage revenue was derived from the top [one and the top three] customers, respectively. We expect BORCO to continue to derive substantially all of its total revenue from a small number of customers in the future. BORCO may be unsuccessful in renewing its storage contracts with its customers, and those customers may discontinue or reduce contracted storage from BORCO. If any of BORCO’s customers, in particular its top three customers, significantly reduces its contracted storage with BORCO and if BORCO is unable to find other storage customers on terms substantially similar to the terms under BORCO’s existing storage contracts, our business, results of operations and cash flow could be adversely affected.

Following the closing of the BORCO Acquisition, we may not own 100% of BORCO, and Vopak may be able to prevent certain business decisions relative to BORCO.
     In the event Vopak does not exercise its Tag Right and consummate the sale of its 20% interest to Buckeye, Vopak will continue to own a 20% interest in BORCO (subject to dilution for failure to fund its pro rata portion of any capital contributions made in the future). Pursuant to the Unitholder Agreement Vopak will be entitled to designate certain directors of FRBCH who will have certain approval rights relating to the operations of BORCO. For example, Vopak has the ability to block approval of the annual budget, certain capital expenditure projects and budget modifications, certain incurrences of debt, certain sales and acquisitions, the hiring or removal of the BORCO CEO/general manager and the entry or termination of certain contracts. In addition, any disagreement that we may have with Vopak as operator of the BORCO Terminal Business could cause an adverse effect on the BORCO Terminal Business and, thereby, our results of operations and cash flow.
BORCO is currently exempt from Bahamian taxation. If BORCO’s tax status in The Bahamas were to change, such that BORCO has more tax liability than we anticipate, our cash flow could be materially adversely affected.
     BORCO is currently exempt from capital gains and property tax in The Bahamas pursuant to concessions granted under the Hawksbill Creek Agreement between the Government of the Bahamas and the Grand Bahama Port Authority. BORCO’s exemption from Bahamian taxation pursuant to the Hawksbill Creek Agreement is scheduled to expire in 2015. If the Bahamian governmental authorities do not extend the concessions under the Hawksbill Creek Agreement or BORCO’s tax status in The Bahamas were to otherwise change, such that BORCO has more tax liability than we anticipate, our cash flow could be materially adversely affected. In addition, any tax imposed on the BORCO Terminal Business may be properly characterized as foreign income taxes, however, unitholders may not be able to credit such taxes against their liability for U.S. federal income taxes on their share of our earnings.
A substantial amount of the petroleum products handled by BORCO are exported from Venezuela, which exposes us to political risks.
     A substantial portion of the revenues of the BORCO Terminal Business relate to petroleum products exported from Venezuela by Petróleos de Venezuela, S.A. (commonly referred to as “PDVSA”). This dependence on products exported from Venezuela exposes BORCO to significant risks, including potential political and economic instability and trade restrictions and economic embargoes imposed by the United States and other countries.
Hurricanes could damage BORCO’s facilities or disrupt BORCO’s operations or the operations of its customers, which would have a material adverse effect on our business, financial results, and cash flow.
     BORCO’s operations could be impacted by severe weather conditions such as hurricanes. Any such event could cause a serious business disruption or serious damage to the BORCO facilities, which could affect BORCO’s ability to provide terminalling services. Additionally, such events could impact BORCO’s customers, and they may be unable to utilize BORCO’s services. Any such occurrence could have a material adverse effect on our business, financial results, and cash flow.
The BORCO Terminal Business may be adversely affected by economic, political and regulatory developments.
     The BORCO Terminal Business is located in The Bahamas. As a result, we are exposed to the risks of international operations, including political, economic and regulatory developments and changes in laws or policies affecting our terminal operations, as well as changes in the policies of the United States affecting trade, taxation, and investment in other countries. There can be no assurance that any such developments or changes will not have a material adverse effect on our business, results of operations and cash flow.
     Compliance with laws and regulations that apply to the BORCO Terminal Business increases the cost of doing business and could interfere with our ability to offer services or expose us to fines and penalties. These numerous laws and regulations include the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to government officials or agents. Although policies and procedures designed to ensure compliance with these laws are in place, there can be no assurance that employees, contractors, or agents will not violate the policies. Any such violations could include prohibitions on our ability to offer our services and could also materially damage our business and our operating results.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Sale and Purchase Agreement by and among FR XI Offshore AIV, L.P., FR Borco GP Ltd., and Buckeye Atlantic Holdings LLC of FR Borco Topco L.P. dated as of December 18, 2010*
10.1	Unit Purchase Agreement by and between Buckeye Partners, L.P. and FR XI Offshore AIV, L.P. dated as of December 18, 2010
10.2	LP Unit Purchase Agreement by and among Buckeye Partners, L.P. and the purchasers named therein dated as of December 18, 2010
10.3	Class B Unit Purchase Agreement by and among Buckeye Partners, L.P. and the purchasers named therein dated as of December 18, 2010
10.4	Registration Rights Agreement by and among Buckeye Partners, L.P., FR XI Offshore AIV, L.P. and the other investors named therein, dated as of December 18, 2010
10.5	Registration Rights Agreement by and among Buckeye Partners, L.P. and the investors named therein, dated as of December 18, 2010
10.6
Eighth Amendment to Credit Agreement by and among Buckeye Partners, L.P. (the “Borrower”), the Subsidiaries of the Borrower, the Lenders (as defined therein) and SunTrust Bank, in its capacity as administrative agent for the Lenders dated as of December 18, 2010

99.1	Press Release dated December 20, 2010

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
	By:	Buckeye GP LLC,
its General Partner

	By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Dated December 21, 2010		Vice President and General Counsel

Exhibit Index

2.1	Sale and Purchase Agreement by and among FR XI Offshore AIV, L.P., FR Borco GP Ltd., and Buckeye Atlantic Holdings LLC of FR Borco Topco L.P. dated as of December 18, 2010*
10.1	Unit Purchase Agreement by and between Buckeye Partners, L.P. and FR XI Offshore AIV, L.P. dated as of December 18, 2010
10.2	LP Unit Purchase Agreement by and among Buckeye Partners, L.P. and the purchasers named therein dated as of December 18, 2010
10.3	Class B Unit Purchase Agreement by and among Buckeye Partners, L.P. and the purchasers named therein dated as of December 18, 2010
10.4	Registration Rights Agreement by and among Buckeye Partners, L.P., FR XI Offshore AIV, L.P. and the other investors named therein, dated as of December 18, 2010
10.5	Registration Rights Agreement by and among Buckeye Partners, L.P. and the investors named therein, dated as of December 18, 2010
10.6
Eighth Amendment to Credit Agreement by and among Buckeye Partners, L.P. (the “Borrower”), the Subsidiaries of the Borrower, the Lenders (as defined therein) and SunTrust Bank, in its capacity as administrative agent for the Lenders dated as of December 18, 2010

99.1	Press Release dated December 20, 2010

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request